SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) January 12, 2010

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Virag and AmeriServ Financial Inc., (the “Registrant”) and its affiliates entered into a Separation and Release Agreement effective January 9, 2010 (the “Agreement”).  Pursuant to the Agreement, Ronald W. Virag was relieved of his duties as President and Chief Executive Officer of AmeriServ Trust and Financial Services Company (the “Trust Company”), the wholly owned subsidiary of the Registrant, effective January 4, 2010.  Mr. Virag will remain an employee and serve as an advisor to the Registrant until September 3, 2010 and will continue to receive his current salary and certain benefits as set forth in the Agreement through this date.   Under the Agreement, Mr. Virag released the Registrant and its affiliates from claims arising from Mr. Virag’s employment relationship.  In addition, Mr. Virag agreed not to compete with the Registrant for a period of three years and may not directly or indirectly solicit or entice any employee of the Registrant or its affiliates to terminate their employment with the Registrant.

The Trust Company will appoint Glenn Wilson, the current Chief Executive Officer of the Registrant, to serve as the Acting President and Chief Executive Officer of the Trust Company.  An executive recruiting consultant has been engaged to identify qualified candidates to permanently fill this position.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1

Separation and Release Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Executive Vice President

& CFO

Date: January 12, 2010